Question 77C and 77M: Submission of matters to a vote of security holders and Mergers

A special meeting of the Shareholders of the Met Investors Series
Trust was held on December 11, 2001. The results of votes taken among shareholders on proposals before them are reported below.



1. To approve an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Firstar Balanced Portfolio ("Firstar Balanced") by Equity Income Portfolio ("Equity Income"), a series of First American Insurance Portfolios, Inc. ("FAIP"), in exchange for shares of Equity Income and the assumption by Equity Income of the identified liabilities of Firstar Balanced. The Plan also provides for distribution of these shares of Equity Income to shareholders of Firstar Balanced in liquidation and subsequent termination of Firstar Balanced.



			FOR		AGAINST      ABSTAIN
Firstar Balanced 	658,554.724	36,118.744  40,333.989
Portfolio


2. To approve an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Firstar Equity Income Portfolio ("Firstar Equity Income") by Equity Income Portfolio ("Equity Income"), a series of First American Insurance Portfolios, Inc. ("FAIP"), in exchange for shares of Equity Income and the assumption by Equity Income of the identified liabilities of Firstar Equity Income. The Plan also provides for distribution of these shares of Equity Income to shareholders of Firstar Equity Income in liquidation and subsequent termination of Firstar Equity Income.




			FOR		AGAINST      ABSTAIN
Firstar Equity Income   433,513.944	677.332	   7,859.361
Portfolio



 3. To approve an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Firstar Growth & Income Portfolio ("Firstar Growth & Income") by Equity Income Portfolio ("Equity Income"), a series of First American Insurance Portfolios, Inc. ("FAIP"), in exchange for shares of Equity Income and the assumption by Equity Income of the identified liabilities of Firstar Growth & Income. The Plan also provides for distribution of these shares of Equity Income to shareholders of Firstar Growth & Income in liquidation and subsequent termination of Firstar Growth & Income.



			FOR		AGAINST      ABSTAIN
Firstar Growth &
Income Portfolio	955,759.046	65,939.977   108,180.970